UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 30, 2009

PROFESSIONAL VETERINARY PRODUCTS, LTD.
(Exact name of registrant as specified in its charter)

Nebraska	000-26326	37-1119387
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

10077 South 134th Street Omaha, NE	68138
(Address of principal executive offices)	(Zip Code)
(402) 331-4440
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On November 30, 2009, Professional Veterinary Products, Ltd., a Nebraska corporation (the “Company”), and its wholly-owned subsidiaries, ProConn, LLC, a Nebraska limited liability company, and Exact Logistics, LLC, a Nebraska limited liability company, entered into Amendment No. 4 (the “Fourth Amendment”) to Loan Agreement (the “Loan Agreement”) with First National Bank of Omaha, a national banking association (the “Lender”) and Amendment No. 2 to Revolving Note (“Amended Note”) to and in favor of the Lender. The Fourth Amendment and Amended Note extend the maturity date of the Amended Note in anticipation of entering into a new long-term credit facility, and implement an interest rate floor with respect to the Amended Note. The maturity date has been extended from December 1, 2009 to February 1, 2010.
     Pursuant to the Fourth Amendment, interest shall be paid on the Amended Note at the higher of (i) a variable rate, reset daily, equal to the LIBOR Rate as determined by Lender plus 1.25% per annum when the cash flow leverage ratio is less than or equal to 3.00 to 1.00 or 1.50% per annum when the cash flow leverage ratio is more than 3.00 to 1.00; or (ii) a fixed rate of 5.00% per annum.
     The foregoing descriptions of the Fourth Amendment and Amended Note are qualified in their entirety by reference to the complete terms and conditions of such document, which are filed as exhibits hereto. The disclosures set forth in Item 1.01 of the (i) Form 8-K dated November 14, 2006 and filed on November 20, 2006, (ii) Form 8-K dated September 17, 2007 and filed on September 21, 2007, (iii) Form 8-K dated November 19, 2008, and filed on November 25, 2008, and (iv) Form 8-K dated August 21, 2009 and filed on August 27, 2009, hereby are incorporated by reference into this Current Report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     See the information set forth in Item 1.01 of this Current Report on Form 8-K for a discussion of the terms of the Fourth Amendment and Amended Note.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On December 1, 2009, Jamie Meadows was appointed the Chief Operating Officer of the Company. Mr. Meadows, age 43, has 20 years of distribution knowledge and experience, specializing in planning and quality improvement. Prior to this position, Mr. Meadows was appointed the Vice President of Supply Chain for the Company in 2008 and served as the Senior Manager of Distribution from 2006 to 2008. His work over the last year has dramatically increased the Company’s efficiency, creating opportunities for the PVP Distribution Center to support new projects slated for his team. Mr. Meadows brings a balance of operational efficiency and employee engagement. He is responsible for the supply chain from start to finish.
     Prior to joining the Company, Mr. Meadows held management positions with Oriental Trading Company with responsibilities for distribution, inventory and warehouse production from 1988 to 2005. Oriental Trading Company is headquartered in Omaha and the nation’s largest direct marketer of party supplies, arts and crafts, toys and novelties and a leading direct marketer of home décor products.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
     The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Amendment No. 4 to Loan Agreement dated November 30, 2009, with First National Bank of Omaha

10.2	Amendment No. 2 to Revolving Note dated November 30, 2009, to and in favor of First National Bank of Omaha
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFESSIONAL VETERINARY PRODUCTS, LTD.
Date: December 4, 2009	By:	/s/ Tara Chicatelli
Tara Chicatelli, Chief Financial Officer

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